EXECUTION COPY

AMENDMENT AND EXCHANGE AGREEMENT

AMENDMENT AND EXCHANGE AGREEMENT (the "Agreement"), dated as of December __, 2008, by and between Earth Biofuels, Inc., a Delaware corporation, with its corporate headquarters located at 3001 Knox Street, Suite 403, Dallas, Texas 75205 (the "Company") and Castlerigg PNG Investments LLC (the "Investor").

WHEREAS:

A.           On June 25, 2008, the Company and certain investors (including the Investor) (the "Investors") each entered into an Amendment and Exchange Agreement (collectively, the "Existing Amendment and Exchange Agreements"), pursuant to which the Company issued to each of the Investors, in exchange for the cancellation of certain securities and other obligations of the Company, (a) Amended and Restated Senior Secured Convertible Exchangeable Notes (the "Existing Series A Notes"), convertible into shares (the "Existing Series A Conversion Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), in accordance with the terms thereof and exchangeable into common stock, par value $0.001 per share (the "PNG Common Stock") of PNG Ventures, Inc., a Nevada corporation ("PNG") in accordance with the terms thereof and (b) Senior Secured Convertible Exchangeable Notes (the "Existing Series B Notes", and together with the Existing Series A Notes, the "Existing Notes"), convertible into shares (the "Existing Series B Conversion Shares" and together with the Existing Series A Conversion Shares, the "Existing Conversion Shares") of Common Stock, in accordance with the terms thereof and exchangeable into PNG Common Stock, in accordance with the terms thereof.

B.           On or prior to the date hereof, pursuant to (i) an Exchange Notice (as defined in the Existing Series A Notes) to the Company electing to exchange $55,000,000 of the Existing Series A Note of the Investor for 5,500,000 shares of PNG Common Stock (the "Initial Exchange Notice") and (ii) a subsequent Exchange Notice electing to exchange an additional $1,000,000 of the Existing Series A Note of the Investor for 100,000 shares of PNG Common Stock (the "Additional Exchange Notice", and together with the Initial Exchange Notice, the "Exchange Notices"), the Investor exchanged $56,000,000 of the Existing Series A Note of the Investor for 5,600,000 shares of PNG Common Stock.

C.           The Company and the Investor desire to enter into this Agreement (the date the transactions described herein are consummated, the “Exchange Date”), pursuant to which, among other things, (i) the Company and the Investor shall (A) exchange a portion of the outstanding principal amount of such Existing Series A Note for a senior secured convertible note in the aggregate principal amount of $13,235,000 in form attached hereto as Exhibit A (the "Series C Note"), which shall be convertible into Common Stock (as converted, the "Series C Conversion Shares"), in accordance with the terms thereof and (B) decrease the remaining outstanding principal amount of the Investor's Existing Series A Note to $5,000,000 and (ii) the Company and the Investor shall amend and restate the Investor's Existing Series B Note for a senior secured convertible note in the aggregate principal amount of $1,765,000 in the form attached hereto as Exhibit B (the "Series D Notes", and together with the Series C Notes, the "December Amendment Notes"), which shall be convertible into Common Stock (as converted, the "Series D Conversion Shares" and together with the Series C Conversion Shares, the "December Amendment Conversion Shares ").

D.           The Series C Note will rank pari passu with the Existing Series A Notes that remain outstanding after the Closing Date (as defined below) and the Series D Note will rank pari passu with the Existing Series B Notes that remain outstanding after the Closing Date.  The Existing Series B Notes and Series D Notes will rank junior to the Series C Note and the Existing Series A Notes and senior to all outstanding and future indebtedness of the Company, other than Permitted Senior Indebtedness (as defined in the Series C Note), and each of the Existing Notes and the December Amendment Notes will be secured by a perfected security interest in certain of the assets of the Company and the stock, equity interests and assets of certain of the Company's subsidiaries as evidenced by the Security Documents (as defined in the Existing Amendment and Exchange Agreements) and that certain Reaffirmation Agreement in the form attached hereto as Exhibit C (the "Reaffirmation Agreement").

E.           As a closing condition to the transactions contemplated hereby, each of the other holders of Existing Notes (the "Other Investors"), which Other Investors, together with the Investor, hold, in the aggregate, 100% of the principal amount of the Existing Notes outstanding as of the date hereof, are each executing a consent to the transaction contemplated hereby in the form attached hereto as Exhibit D (collectively, the "Consents") and shall be entitled to enter into agreements identical to this Agreement (the "Other Agreements", and together with this Agreement, the "Amendments") (other than proportional changes in the numbers reflecting the (i) different principal amount of such Other Investor's Series C Note and (ii) different principal amount of such Other Investor's Series D Note being issued to such Other Investor ("Proportionate Changes")).

F.           The amendment of the Existing Notes is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.	EXCHANGE NOTICE TRANSACTIONS; EXCHANGE AND AMENDMENT AND RESTATEMENT OF NOTES

(a)           Exchange Notice Transactions.  Prior to the Closing Date, the Company consummated the transactions contemplated by the Exchange Notices and a stock certificate for 5,600,000 shares of PNG Common Stock in the name of the Investor was delivered to the Investor.

(b)           Exchange and Amendment and Restatement.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing contemplated by this Agreement (the "Closing"), (i) the instrument representing the Investor's Existing Series B Note shall be cancelled upon the issuance and delivery to the Investor of the Series D Note as provided in clause (iv) below, (ii) the Company shall exchange a portion of the outstanding principal amount of the Investor’s Existing Series A Note for a Series C Note in a principal amount of $13,235,000, (iii) the remaining principal amount of the Investor’s Existing

Series A Note shall be decreased to $5,000,000 and (iv) the Company shall amend and restate the Investor’s Existing Series B Note by issuing and delivering to the Investor a Series D Note in a principal amount equal to $1,765,000.

(c)           Amendment of Investor's Existing Series A Note.  The second sentence of Section 12(a) of the Investor's Existing Series A Note shall be amended and restated in its entirety as follows:

"The portion of this Note subject to redemption at a price equal to the Principal amount pursuant to this Section 12 shall be redeemed by the Company or such Subsidiary, as applicable, in cash in an amount equal to the product of the Holder Pro Rata Percentage and the Mandatory Prepayment Amount (the "Mandatory Prepayment Price"); provided, however, that if such amount is greater than the sum of (i) the outstanding Principal amount of this Note plus (ii) the amount of any accrued but unpaid Interest on such Conversion Amount being redeemed and accrued and unpaid Late Charges, if any, with respect to such Conversion Amount and Interest (the “Outstanding Amount”) on the Mandatory Prepayment Date, then the Mandatory Prepayment Price shall equal the Outstanding Amount."

The foregoing amendment to the Investor's Existing Series A Note shall become effective at such time as the Company receives Consents, duly executed by the other holders of the Existing Series A Notes constituting the Required Holders (as defined in the Existing Series A Notes), containing identical amendments to Section 12(a) of such holders' Existing Series A Notes.

(d)           Ratifications.

(i)           Existing Transaction Documents.  Each of the Existing Transaction Documents and the Existing Amendment and Exchange Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except as otherwise amended hereby or in accordance herewith.

(ii)           Security Documents.  The Security Documents which assign or pledge to the holders of Existing Notes, or Sandell Asset Management Corp, as collateral agent, or to grant to the holders of Existing Notes, or Castlerigg PNG Investments LLC, as collateral agent, a security interest in or lien on, any collateral as security for the obligations of the Company from time to time existing in respect of the Existing Notes, such pledge, assignment and/or grant of the security interest or lien are hereby ratified and confirmed in all respects, and shall apply with respect to the obligations under the December Amendment Notes and the Existing Notes.

(e)           Closing Date.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (or such other time and date as is mutually agreed to by the Company and the Investor).  The

Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(f)           Delivery.  On the Closing Date, (i) the Company shall issue and deliver to the Investor the Investor's December Amendment Notes, duly executed on behalf of the Company and registered in the name of the Investor, and (ii) the Investor's Existing Notes shall be cancelled.  The Investor hereby covenants to use its reasonable best efforts to deliver its cancelled Existing Notes to the Company or its agents no later than thirty (30) days after the Closing Date.

(g)           Holding Period.

(i)           For the purposes of Rule 144, the Company acknowledges that the holding period of the December Amendment Notes (including the corresponding December Amendment Conversion Shares) may be tacked onto the holding period of the Existing Notes (including the corresponding Existing Conversion Shares) and the Company agrees not to take a position contrary to this Section 1(e).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the December Amendment Conversion Shares without restriction and not containing any restrictive legend without the need for any action by the Investor.

(ii)           So long as the Investor owns any December Amendment Notes or December Amendment Conversion Shares (collectively the "December Amendment Securities") or any capital stock of the Company issued or issuable with respect to the December Amendment Securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the December Amendment Notes (the "Registrable Securities"), with a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

(1)          make and keep public information available, as those terms are understood and defined in Rule 144;

(2)          file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(3)          furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company (but only if such reports are not publicly available on the EDGAR system), and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

(h)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the material Transaction Documents not previously filed (including, without limitation, this Agreement (and all schedules to this Agreement), the Reaffirmation Agreement and the form of the December Amendment Notes) (including all attachments, the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor or as may be required under the terms of the Transaction Documents.  If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within five (5) Trading Days (as defined in the December Amendment Note) of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

2.           MANDATORY CONVERSION RIGHT.

The Investor and the Company agree that, with respect to the Investor’s Existing Series A Note, the Company shall have the following right of Mandatory Conversion.  Capitalized terms used and not otherwise defined in this Section 2 shall have the meanings ascribed to them in the Investor’s Existing Series A Note:

(a)           Mandatory Conversion.  The Company shall have the right to require the Investor to convert all, or any portion, of the Conversion Amount then remaining under its Existing Series A Note, provided there has been no Equity Conditions Failure (as defined below), into fully paid, validly issued and nonassessable shares of Common Stock in accordance with this Section 2 at the Mandatory Conversion Rate (as defined below) as of the Mandatory Conversion Date (as defined below) with respect to the Conversion Amount (a "Mandatory Conversion").  The Company may exercise its right to require conversion under this Section 2 by delivering a written notice thereof by facsimile and overnight courier the Investor (the "Mandatory Conversion Notice" and the date the Investor receives such notice by facsimile is referred to as the "Mandatory Conversion Notice Date").  The Mandatory Conversion Notice shall be irrevocable.  The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with this Section 2, which Trading Day shall be at least five (5) Trading Days following the Mandatory Conversion Notice Date (the "Mandatory Conversion Date"), (ii) the aggregate Conversion Amount of the Existing Series A Note subject to mandatory conversion from the Investor, (iii) the number of shares of Common Stock to be issued to the Investor on the Mandatory Conversion Date (the “Mandatory Conversion Shares”) and (iv) that there has been no Equity Conditions Failure.  Contemporaneously with the issuance of the Mandatory Conversion Shares to the Investor on the applicable Mandatory Conversion Date, the Company shall deliver to the Investor a certificate (the "Mandatory Conversion Certification") signed by the Chief Financial Officer of the Company certifying that since the Mandatory Conversion Notice Date, there has been no Equity Conditions Failure; provided, that to the extent the Company is unable to deliver the foregoing Mandatory Conversion Certification (a "Mandatory Conversion Conditions Failure"), such Mandatory Conversion Certification shall instead state that the conditions have not been met and that such Mandatory Conversion Notice is revoked and null and void; provided, further, that a failure by the Company to deliver a Mandatory Conversion Certification to the Investor shall be deemed to be a Mandatory Conversion Conditions Failure (unless waived by the Investor).  All Conversion Amounts converted by the Investor after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of the Investor’s Existing Series A Note required to be converted on the Mandatory Conversion Date.  The mechanics of conversion set forth in Section 3(c) of the Investor’s Existing Series A Note shall apply to any Mandatory Conversion as if the Company and the Transfer Agent had received from the Investor on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

(b)           Definitions. For purposes of this Section 2, (a) "Equity Conditions" shall mean the Equity Conditions set forth in the Series C Note, (b) an “Equity Conditions Failure” shall mean that on any day during the period commencing ten (10) Trading Days prior to the applicable Mandatory Conversion Notice Date through the applicable Mandatory Conversion Date, the Equity Conditions have not been satisfied (or waived in writing by the

Investor) and (c) "Mandatory Conversion Price" means, as of any Mandatory Conversion Date, $0.025, subject to adjustment as provided in the Investor’s Existing Series A Note; provided, however, that following the consummation of the Reverse Split as defined in the Company's Definitive Information Statement on Schedule 14C filed with the Commission on March 11, 2008, the Mandatory Conversion Price shall be $0.50 (as may be further adjusted as provided in the Investor’s Existing Series A Note).

3.	AMENDMENTS TO TRANSACTION DOCUMENTS.

(a)           Each Transaction Document (as defined in the Existing Amendment and Exchange Agreement) is hereby amended as follows:

(i)           All references in the Existing Primary Securities Purchase Agreement (as defined in the Existing Amendment and Exchange Agreement) to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Existing Primary Securities Purchase Agreement shall mean the Existing Primary Securities Purchase Agreement as amended by the Existing Amendment and Exchange Agreements and the Amendments.

(ii)           All references in the other Transaction Documents to the "Securities Purchase Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Existing Primary Securities Purchase Agreement shall mean the Existing Primary Securities Purchase Agreement as amended by the Existing Amendment and Exchange Agreements and the Amendments.

(iii)           All references to "Conversion Shares" are hereby amended and restated to mean "Amended and Restated Conversion Shares (as defined in those certain Amendment Agreements, dated June 25, 2008, by and between the Company and the parties thereto (the "Amendment Agreements")), the Series B Conversion Shares (as defined in the Amendment Agreements), and the December Amendment Conversion Shares (as defined in that certain Amendment and Exchange Agreement, dated December 12, 2008, by and between the Company and Castlerigg PNG Investments LLC (the "December Amendment Agreement"));

(iv)           All references to "Notes" are hereby amended and restated to mean "Amended and Restated Primary Notes (as defined in the Amendment Agreements), the Series B Notes (as defined in the Amendment Agreements) and the December Amendment Notes (as defined in the December Amendment Agreement)";

(v)           The defined term "Transaction Documents" is hereby amended to include the December Amendment Agreement, the Reaffirmation Agreement and the December Amendment Notes.

4.	REPRESENTATIONS AND WARRANTIES

(a)           Investor Representations.

(i)           The Investor hereby represents and warrants to the Company as to the December Amendment Notes being issued to the Investor hereunder as set forth in Section 2 of the Existing Primary Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date) and set forth in their entirety in this Agreement.

(b)           Company Representations.

(i)           The Company represents and warrants to the Investor as set forth in Section 3 of each of the Existing Primary Securities Purchase Agreement as if such representations and warranties were made as of the date hereof (except for representations and warranties that speak as of a specific date, which shall remain true and correct as of such specific date, and except as set forth in a Disclosure Schedule attached hereto) and set forth in their entirety in this Agreement.  Such representations and warranties to the transactions thereunder and the securities issued thereby are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities hereby, references therein to "Closing Date" being deemed references to the Closing Date as defined in Section 1(d) above, and references to "the date hereof" being deemed references to the date of this Agreement.

(c)           No Event of Default.  Except as set forth in Schedule 3(c) attached hereto, the Company represents and warrants to the Investor that after giving effect to the terms of this Agreement and the Other Agreements, no Default or Event of Default (as defined in the Existing Series A Notes) shall have occurred and be continuing as of the date hereof.

5.	CONDITIONS TO COMPANY'S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)           The Investor shall have executed this Agreement and delivered the same to the Company.

(b)           Each of the Other Investors shall have duly executed and delivered a Consent.

6.	CONDITIONS TO INVESTOR'S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have duly executed and delivered to the Investor (i) this Agreement, (ii) the Series C Notes (allocated in such principal amounts as the

Investor shall request) being issued to the Investor at the Closing pursuant to this Agreement and (iii) the Series D Notes (allocated in such principal amounts as the Investor shall request) being issued to the Investor at the Closing pursuant to this Agreement.

(b)           Each of the Company and its Subsidiaries shall have duly executed and delivered to the Investor the Reaffirmation Agreement.

(c)           The Company shall have delivered to the Investor a certificate, in the form attached hereto as Exhibit E, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated hereby as adopted by the Board in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect as of the Closing.

(d)           Each of the Investors (other than the Investor) shall have duly executed and delivered to the Investor a Consent.

(e)           The Investor shall have received the opinions of JPF Securities Law, LLC, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

(f)           The Company shall have delivered to the Investor a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(g)           On or prior to the fifth (5th) calendar day after the date hereof, the Company shall have delivered to the Investor a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(h)           The Company shall have delivered to the Investor a certificate (or a fax or pdf copy of such certificate) evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

(i)           The Company shall have delivered to the Investor a certificate (or a fax or pdf copy of such certificate) evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of Delaware, which is the only jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

(j)           The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Closing Date.

(k)           The representations and warranties of the Company in Section 4(b) shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

(l)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(m)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including, without limitation, any approvals or notifications required by the Principal Market.

7.	TERMINATION.

In the event that the Closing does not occur by January 5, 2009, due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate their obligations to consummate the transactions contemplated hereby at the close of business on such date without liability of any party to any other party.

8.	MISCELLANEOUS.

(a)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments.  Except for the Existing Transaction Documents (in each case, to the extent any such Existing Transaction Document is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor and to the extent that Other Investors may be affected thereby, by the holders of a majority of the principal amount of the December Amendment Notes.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Existing Transaction Documents, the Amendments, the Security Documents, or any of the December Amendment Securities unless the same consideration also is offered to all of the holders of December Amendment Notes.  The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Existing Transaction Documents except as set forth in the Existing Transaction Documents.

(i)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Earth Biofuels, Inc.

3001 Knox Street, Suite 403,

Dallas, Texas 75205

Telephone:                                (214) 389-9800

Facsimile:                                (214) 389-9806

Attention:                                Dennis McLaughlin

Copy to (for informational purposes only):

JPF Securities Law, LLC

17111 Kenton Drive

Suite 100B

Cornelius, NC 28031

Telephone:  (704) 897-8334

Facsimile:   (888) 608-5705

Attention:  Jared P. Febbroriello, Esq.

If to the Investor, to its address and facsimile number set forth in the Existing Primary Securities Purchase Agreement, with copies to the Investor's representatives as set forth on the Existing Primary Securities Purchase Agreement or on the signature page to this Agreement, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York  10022

Telephone:                                (212) 756-2000

Facsimile:                                (212) 593-5955

Attention:                                Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(k)           Survival.  Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing.

(l)           Remedies.  The Investor and each holder of the December Amendment Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)           Independent Nature of Investor's Obligations and Rights.  The obligations of the Investor under any Existing Transaction Document, several and not joint with the obligations of any Other Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under any Existing Transaction Documents.  Nothing contained herein or in any other Existing Transaction Documents, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and Other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Existing Transaction Documents.  The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Existing Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.

(n)           Most Favored Nation.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment, settlement or waiver (each a "Settlement Document") relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such Person than those of the Investor and this Agreement shall be, without any further action by the Investor or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Settlement Document.  Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Investor may reasonably request to further effectuate the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
EARTH BIOFUELS, INC. By: Name: Title:

[Signature Page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:
CASTLERIGG PNG INVESTMENTS LLC By: Castlerigg Master Investments Ltd., its managing member and sole member By: Name: Title:
Copy to: Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer N. Klein, Esq.

[Signature Page to Amendment Agreement]